EXHIBIT 32.02

CERTIFICATION PURSUANT TO
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C.  SECTION 1350

In connection with the Amendment No. 1 to the Annual Report of SWK Holdings Corporation (the “Registrant”) on Form 10-K for the annual period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Burgon, Interim Chief Financial Officer and Secretary of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C.  Section 1350, that to the best of my knowledge:

(1) The Report, to which this certification is attached as Exhibit 32.02, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 29, 2010	/s/ Paul Burgon
Paul Burgon Interim Chief Financial Officer and Secretary

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C.  Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.